UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

XOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of principal executive offices)	(Zip Code)

(818) 316-1890
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	XOS	Nasdaq Capital Market
Warrants, every thirty warrants exercisable for one share of Common Stock at an exercise price of $345.00 per share	XOSWW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2026, Xos, Inc., (the “Company”) virtually held its 2026 annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting virtually or by proxy were the holders of 6,338,211 shares of common stock of the Company, representing 52.57% of the 12,056,211 shares of common stock outstanding as of the close of business on April 24, 2026, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 4, 2026. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

1. To elect three Class II directors to hold office until the Company’s 2029 Annual Meeting of stockholders. The votes regarding the election of the director nominees were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
GEORGE N. MATTSON	3,697,336	563,642	2,077,233
GIORDANO SORDONI	4,076,755	184,223	2,077,233
ALICE YAKE	3,990,287	269,880	2,077,233

Based on the votes set forth above, the director nominees were duly elected.

2. To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year 2026. The votes regarding the ratification of such appointment were as follows:

For	Against	Abstentions	Broker Non-Votes
5,895,733	388,734	53,744	—

Based on the votes set forth above, the appointment of Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2026 was duly ratified.

3. To approve the 2026 Amendment to the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan, as amended, to increase the aggregate number of shares of the Company’s common stock reserved for issuance under the 2021 Equity Incentive Plan by 3,740,000 shares. The votes regarding the 2026 Amendment were as follows:

For	Against	Abstentions	Broker Non-Votes
3,617,316	634,074	9,588	2,077,233

Based on the votes set forth above, the stockholders approved the 2026 Amendment to the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan.

4. To approve, on a non-binding advisory basis, the fiscal year 2025 compensation of the Company’s named executive officers. The votes regarding the 2025 compensation of the Company’s named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
3,889,635	356,562	14,781	2,077,233

Based on the votes set forth above, the stockholders advised that they were in favor of the 2025 compensation of the Company’s named executive officers.

5. To approve, on a non-binding advisory basis, the frequency of future advisory votes on the Company’s executive compensation. The votes regarding the frequency of future advisory votes on the Company’s executive compensation were as follows:

1 Year	2 Years	3 Years	Abstentions
1,111,220	36,714	2,987,140	125,904

Based on the votes set forth above, the stockholders advised that they were in favor of holding future advisory votes on the Company’s executive compensation every three years.

6. To approve the potential issuance of 20% or more of our issued and outstanding common stock at prices that may be less than the Nasdaq Minimum Price to the holder or holders of certain Convertible Promissory Notes and to approve any change of control that may be deemed to occur in connection with such issuance. The votes regarding the approval of such potential issuance and any such change of control were as follows:

For	Against	Abstentions	Broker Non-Votes
3,978,716	274,630	7,632	2,077,233

Based on the votes set forth above, the stockholders approved the potential issuance of 20% or more of our issued and outstanding common stock at prices that may be less than the Nasdaq Minimum Price to the holder or holders of certain Convertible Promissory Notes and approved any change of control that may be deemed to occur in connection with such issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2026

XOS, INC.

By:	/s/ Dakota Semler
Dakota Semler
Chief Executive Officer